PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE
                           BOARD OF DIRECTORS

The undersigned hereby appoints DAVID L. OSBORN or D. MARION WOOD, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of HUDSON'S GRILL OF AMERICA, INC., held on record by the undersigned on April 25, 1996, at the annual meeting to be held May 28, 1996.*

1.   ELECTION OF DIRECTORS

                      FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
                      MARKED TO THE CONTRARY BELOW.

                      WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
                      LISTED.

           D.L. Osborn, D.M. Wood, and T.A. Sacco. (Instructions: To withhold authority to vote for any individual nominees, line out that nominee's name).

2.   RATIFICATION OF SELECTION OF HEIN + ASSOCIATES, LLP

                FOR               AGAINST               ABSTAIN


3.   AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
     INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK TO 100,000,000 SHARES, NO PAR VALUE

                FOR               AGAINST               ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

Date:
                                       Signature



                                       Signature

* Cumulative voting is permitted. See the proxy statement for details.